Exhibit 99.2
Two Tech Drive
Andover, Massachusetts 01810

FORM OF RESCISSION OFFER ELECTION FORM
                                  , 2013
To:	[NAME] [ADDRESS #1] [ADDRESS #2] [CITY, STATE, ZIP] [USA]
        IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]
        YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
        IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTATION, PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 5:00 P.M., EASTERN TIME, ON                    , 2013 (THE "EXPIRATION DATE").
        WE URGE YOU TO REVIEW THE ENCLOSED PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
For California residents:

THIS RESCISSION OFFER HAS BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(b) OF THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE; NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY DYNAMICS RESEARCH CORPORATION IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST GOOGLE, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.

For New Hampshire residents:

THE FACT THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED UPON THIS RESCISSION OFFER DOES NOT SIGNIFY THAT THE SECRETARY OF STATE HAS APPROVED OR RECOMMENDED THESE SECURITIES, NOR HAS THE SECRETARY OF STATE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE DOCUMENT INVOLVED. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Ladies and Gentlemen:
        I acknowledge receipt of a prospectus dated                        , 2012 (the "Prospectus") of Dynamics Research Corporation (the "Company") pursuant to which the Company offers to rescind (the "Rescission Offer") the purchase of shares of common stock (the "Shares") in the Dynamics Research Corporation 2000 Employee Stock Purchase Plan purchased by the undersigned between July 31, 2007 and May 31, 2011 (the "Purchase Period").  I acknowledge that I have had an opportunity to carefully review the information from the Company that I consider important in making my election. I advise the Company as follows by placing an "X" in the proper spaces provided below (and filling in the appropriate table(s), if applicable):
☐	1.	I hereby elect to reject the rescission offer and desire to retain the shares.

☐	2.
I hereby elect to accept the rescission offer and rescind the purchase of   ___________ (fill in number) shares and to receive a full refund for all sums paid therefore together with interest at the applicable statutory rate per year with respect to the shares listed below.  (complete the table below; if you do not know how to respond, please leave blank; if you do not wish to accept rescission with respect to certain shares cross out that item)

Date of Purchase	Number of Shares Purchased	Number of Shares Still Owned	Sale Price of Shares no Longer Owned

Your eligibility to participate in the rescission offer depends on your state of residence.  Residents of Arizona, the District of Columbia, Florida, Illinois, Kansas, Maryland, Missouri, North Carolina, Pennsylvania, South Carolina, South Dakota, Texas and Virginia are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2010. Residents of Alabama, Colorado, Georgia and Louisiana are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2009.  Residents of New York and Washington are only eligible to participate in the rescission offer to the extent they purchased their shares after August 9, 2008.  Residents of each of the other Rescission States (as defined in the accompanying prospectus) are eligible to participate in the rescission offer with respect to all shares they purchased under the ESPP.  In each case, such persons are not eligible to participate to the extent the shares were resold at a price greater than the purchase price.
For any election to rescind to be effective, you must return this Rescission Offer Election Form, together with all other required documentation, in the enclosed return envelope to Dynamics Research Corporation, Two Tech Drive, Andover, Massachusetts 01810, attention: Assistant General Counsel.  We must receive a properly completed form before                   , 2013 in order for your election to be effective.  See the attached instructions for further details.
          You should write down your identification number set forth on the front page of this form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.
Effective as of the expiration date of the rescission offer, the undersigned sells, assigns and transfers to the order of Dynamics Research Corporation all right, title and interest in and to his, her or its shares set forth above, and orders the registration of any such shares that are held of record by the shareholder or by any nominee transferred to the order of the Company.  As of the date hereof and as of the closing of such sale, the undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that except as otherwise indicated no such interest has been previously or concurrently transferred in any manner or any other person or entity.
[Signatures on reverse]

Name (please print)

Social Security Number

Street Address

City, State and Zip Code of Residence

Telephone Number

Identification Number (shown on the front page of this form)

Signature

Date

GUARANTEE OF SIGNATURES (See Instructions below)
Authorized Guarantor Signature	Date

Name	Name of Firm

Mailing Address of Firm

City, State and Zip Code of Firm

Telephone Number

INSTRUCTIONS TO RESCISSION OFFER ELECTION FORM
1.  Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

A. Sign and date the Rescission Offer Election Form (See Instruction 2) and complete the name, address, date, social security number, and telephone number information above;

B. If you hold certificates for any of the Shares you want us to rescind, enclose such certificate(s) with the Rescission Offer Election Form. The certificates must be duly endorsed for transfer or accompanied by an assignment separate from the certificate(s) (See Instruction 3);

C. If you have sold any of the shares you want us to rescind at a loss, enclose your proof of loss on the sale(s) of the shares with the Rescission Offer Election Form (such proof of loss must be in a form acceptable to the Company, such as a receipt from the broker, dealer or other person conducting the sale);

D. If you are not a current employee of the Company, complete and sign the Substitute Form W-9 attached to the Rescission Offer Election Form (See Instruction 5); and

E. Mail the Rescission Offer Election Form for receipt by Dynamics Research Corporation before 5:00 p.m., Eastern Time, on                   , 2013. You may mail or overnight your Rescission Offer Election Form to:
Dynamics Research Corporation
Two Tech Drive
Andover, Massachusetts 01810
Attention: Assistant General Counsel
        If you choose to accept the Rescission Offer, the Company recommends that you mail the Rescission Offer Election Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Election Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can call our office of corporate legal counsel, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at (978) 289-1500 to confirm your Rescission Offer Election Form was received.
        WE MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ELECTION FORM ON OR BEFORE 5:00 P.M. EASTERN TIME, ON THE EXPIRATION DATE OF                   , 2013. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
        Proceeds, if any, will be delivered to participants in the rescission offer by check within fifteen business days of the Expiration Date of the Rescission Offer.
        We recommend that you write down your identification number printed on the front page of your Rescission Offer Election Form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.
2.  Signatures:  If the Rescission Offer Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, including a DTC participant, the person signing must give such person's full title in such capacity and, if requested, appropriate evidence of authority to act in such capacity must be forwarded to the Company. If the shares have been assigned by the original registered holder, the Rescission Offer Election Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Company or the transfers attached to or endorsed on the certificates for such shares.

3.  Stock Certificates and Signature Guarantees:

A. If you have physical possession of any certificates representing shares you want us to repurchase, such certificates must be enclosed with the Rescission Offer Election Form, duly endorsed for transfer or accompanied by an assignment separate from the certificates and in either case with your signature(s) guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program.

B. If certificates for shares you want us to repurchase are currently held by a nominee, or if the shares are held in book-entry form or you are a registered holder of uncertificated shares, your signature(s) on the last page of the Rescission Offer Election Form must be guaranteed in the space provided on the last page of the Rescission Offer Election Form by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program.

C. If Shares you want us to repurchase are registered in the name of DTC, the signature of a DTC participant on the last page of the Rescission Offer Election Form is not required to be guaranteed, if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Election Form.

4.  Mutilated, Lost, Destroyed Or Stolen Certificates:  If any certificate which the undersigned desires to tender to the Company for repurchase pursuant to the rescission offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify our office of corporate legal counsel at (978) 289-1500. The undersigned will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Election Form and all other required documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

5.  Important Tax Information:  Under federal income tax law, any person who accepts the Rescission Offer is required to provide the Company with such person's correct Taxpayer Identification Number ("TIN").  If you are not a current employee of the Company, this can be provided on Substitute Form W-9 below. The TIN is the person's social security number or employer identification number. If the Company is not provided with the correct TIN, the undersigned may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to the undersigned pursuant to the Rescission Offer may be subject to backup withholding.

If backup withholding applies, the Company is required to withhold 28% of any payments made to the undersigned (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.
6.  Questions:    All determinations with respect to the Rescission Offer Election Form and the rescission offer (including issues relating to the timeliness or effectiveness of any election) will be made by Dynamics Research Corporation, which determination shall be final and binding. All questions regarding the Rescission Offer can be directed to our office of corporate legal counsel, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, by calling (978) 289-1500.
7.  Applying the FIFO principle to share purchases and sales:  Shares are deemed sold in the order in which you purchased them. In order to determine which shares acquired during the Purchase Period are eligible for repurchase and which, if any, shares so acquired were sold at a loss, all shares acquired by you or on your behalf pursuant to the ESPP will be matched against all sales of shares of our common stock by you or on your behalf since the beginning of the Purchase Period by matching the first shares acquired by you or on your behalf with the first shares of our common stock sold by you or on your behalf during or after the Purchase Period. This principle, commonly called "first-in, first-out," or "FIFO," will be used by us in determining which shares you sold at a loss and which shares you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer.

DYNAMICS RESEARCH CORPORATION REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service
PART I—Taxpayer Identification Number—

Enter taxpayer identification number in the box at right.  For individuals, this is your Social Security Number.  For other entities, it is your Employer Identification Number.
_____________________ Social Security Number OR ____________________________ Employer Identification Number (if awaiting TIN write "Applied For")
Payer's Request for Taxpayer Identification Number (TIN)
PART II— For Payees Exempt From Backup Withholding, see the enclosed Guidelines and complete as instructed therein.

Certification—Under penalties of perjury, I certify that:

(1)      The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a  number to be issued to me),

(2)      I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)      I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Additional instructions to this Substitute Form W-9 will be provided upon written request to

SIGNATURE: DATE: NAME (Please print):

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE RESCISSION OFFER.